Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-190917-02) of Delmarva Power & Light Company of our report dated February 27, 2014, for Delmarva Power & Light Company relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Washington, D.C.

February 27, 2014

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